Exhibit 99.1

PRESS RELEASE

Valvoline Reports Second-Quarter Results
•Reported net income of $81 million grew 19% and earnings per diluted share (EPS) of $0.45 increased 22%
•Adjusted EPS of $0.48 was flat and adjusted EBITDA of $158 million improved 1%
•Sales grew 26% to $886 million driven by strong demand and pricing actions
•Retail Services sales grew 23% with system-wide same-store sales (SSS) increasing 13.1% and net system-wide unit additions of 7%
•Global Products sales increased 29% primarily driven by volume growth of 9% and pricing actions
•Returned $57 million in cash to shareholders via dividends and share repurchases
•Reiterates full-year guidance for adjusted EBITDA of $675 to $700 million and adjusted EPS of $2.07 to $2.20
LEXINGTON, Ky., May 9, 2022 – Valvoline Inc. (NYSE: VVV), a global leader in vehicle care powering the future of mobility through innovative services and products, today reported financial results for its second fiscal quarter ended March 31, 2022. All comparisons in this press release are made to the same prior-year period unless otherwise noted.

“Valvoline continues to generate outstanding top-line results, reflecting ongoing strong demand for our products and services,” said Sam Mitchell, CEO. “Our performance was driven by ongoing share gains, price increases to recover cost inflation and continued strong operational execution by our team.

“Sales increased 23% in Retail Services driven by 13% same-store sales growth and a 7% increase in units. Profitability was impacted by the current inflationary environment, increasing labor and product costs. We have executed appropriate pricing actions which will improve profitability in Q3 and Q4.

“Global Products sales increased by an impressive 29%, highlighting strong volume growth of 9% and continued success in price pass-through of raw material cost increases. The volume growth we are seeing is broad-based and an indicator of continued share gains and our ability to meet customer demand despite supply chain challenges. Our unit margins continue to improve sequentially, and we are confident that we will recover cost increases with price pass-through – as we have done in prior periods of inflation.”

Operating Segment Results

(In millions)		YoY growth (decline)
Retail Services	Q2 results
Segment sales	$350	23%
System-wide store sales (a)	$557	19%
Operating income	$77	(4)%
Adjusted EBITDA (a)	$95	—%
	YoY growth
System-wide SSS (a) growth	13.1%

Global Products	Q2 results	YoY growth
Lubricant sales (gallons) (a)	43.3	9%
Segment sales	$536	29%
Operating income	$74	1%
Adjusted EBITDA (a)	$81	1%
Discretionary free cash flow (a)	$52	—%

(a)	Refer to Key Business Measures, Use of Non-GAAP Measures, and Tables 4 and 5, Information by Operating Segment, for a description of the metrics presented above.

Balance Sheet and Cash Flow

•Total debt of approximately $1.7 billion and net debt of approximately $1.6 billion
•Year-to-date cash flow from operations of $96 million and free cash flow of $29 million
•Returned $35 million of cash to shareholders via share repurchases and $22 million via dividends during the quarter

Outlook

“We are reaffirming our full-year profitability guidance despite a challenging supply chain and raw material environment, highlighting superior execution, the quality of our business and strong pricing power,” said Mitchell. “Our adjusted EBITDA guidance represents high-single digit growth driven by share gains and pricing actions.

“Both segments remain healthy, and our separation process remains on track.”

Information regarding the Company's outlook for fiscal 2022 is provided in the table below:

	Updated Outlook			Prior Outlook
Operating Items
Sales growth	22	—	24%	19	—	21%
Retail Services system-wide store additions	140	—	160	110	—	130
Retail Services system-wide SSS growth	12	—	14%	9	—	12%
Adjusted EBITDA	no		change	$675	—	$700 million
Corporate Items
Adjusted effective tax rate	no		change	24	—	25%
Adjusted EPS	no		change	$2.07	—	$2.20
Capital expenditures	no		change	$180	—	$200 million
Free cash flow (a)	$260	—	$280 million	$260	—	$300 million
(a) Updated outlook for free cash flow excludes non-recurring cash outflows associated with the separation.

Valvoline’s outlook for adjusted EBITDA, adjusted EPS, free cash flow and the adjusted effective tax rate are non-GAAP financial measures that are expected to be impacted by items affecting comparability. Valvoline is unable to reconcile these forward-looking non-GAAP financial measures to the comparable GAAP measures estimated for fiscal 2022 without unreasonable efforts, as the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact these GAAP measures in fiscal 2022 but would not impact non-GAAP adjusted results.

Conference Call Webcast

Valvoline will host a live audio webcast of its fiscal second quarter 2022 conference call at 9 a.m. ET on Tuesday, May 10, 2022. The webcast and supporting materials will be accessible through Valvoline’s website at http://investors.valvoline.com. Following the live event, an archived version of the webcast and supporting materials will be available.

Key Business Measures

Valvoline tracks its operating performance and manages its business using certain key measures, including system-wide, company-operated and franchised store counts and SSS; system-wide store sales; and lubricant volumes sold. Management believes these measures are useful to evaluating and understanding Valvoline’s operating performance and should be considered as supplements to, not substitutes for, Valvoline's sales and operating income, as determined in accordance with U.S. GAAP.

Sales in the Retail Services reportable segment are influenced by the number of service center stores and the business performance of those stores. Stores are considered open upon acquisition or opening for business. Temporary store closings remain in the respective store counts with only permanent store closures reflected in the activity and end of period store counts. SSS is defined as sales by U.S. Retail Services stores (company-operated, franchised and the combination of these for system-wide SSS), with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation as this period is generally required for new store sales levels to begin to normalize.

Retail Services sales are limited to sales at company-operated stores, sales of lubricants and other products to independent franchise and Express Care operators, in addition to royalties and other fees from franchised stores. Although Valvoline does not recognize store-level sales from franchised stores as sales in its Statements of Consolidated Income, management believes system-wide and franchised SSS comparisons, store counts, and total system-wide store sales are useful to assess market position relative to competitors and overall store and segment operating performance.

Management believes lubricant volumes sold in gallons by its consolidated subsidiaries is a useful measure in evaluating and understanding the operating performance of the Global Products segment. Volumes sold in other units of measure, including liters, are converted to gallons utilizing standard conversions.

Use of Non-GAAP Measures

To supplement the financial measures prepared in accordance with U.S. GAAP, certain items within this press release are presented on an adjusted basis. These non-GAAP measures, presented on both a consolidated and operating segment basis, have limitations as analytical tools and should not be considered in isolation from, or as an alternative to, or more meaningful than, the financial results presented in accordance with U.S. GAAP. The financial results presented in accordance with U.S. GAAP and the reconciliations of non-GAAP measures should be carefully evaluated. The non-GAAP information used by management may not be comparable to similar measures disclosed by other companies, because of differing methods used in calculating such measures.

This press release includes the following non-GAAP measures: segment adjusted operating income, consolidated EBITDA, consolidated and segment adjusted EBITDA, consolidated adjusted net income and earnings per share, consolidated free cash flow, and consolidated and segment discretionary free cash flows. Refer to Tables 4-5 and 7-9 for management's definition of each non-GAAP measure and reconciliation to the most comparable U.S. GAAP measure.

Management believes the use of non-GAAP measures on a consolidated and operating segment basis provides a useful supplemental presentation of Valvoline's operating performance and allows for transparency with respect to key metrics used by management in operating the business and measuring performance. Management believes EBITDA measures provide a meaningful supplemental presentation of Valvoline’s operating performance between periods on a comparable basis due to the depreciable assets associated with the nature of the Company’s operations, as well as income tax and interest costs related to Valvoline’s tax and capital structures, respectively.

Adjusted profitability measures enable comparison of financial trends and results between periods where certain items may vary independent of business performance. These adjusted measures exclude the impact of certain unusual, infrequent or non-operational activity not directly attributable to the underlying business, which management believes impacts the comparability of operational results between periods (“key items”). Key items are often related to legacy matters or market-driven events considered by management to not be reflective of the ongoing operating performance. Key items may consist of adjustments related to: legacy businesses, including the separation from Valvoline's former parent company and associated impacts of related activity and indemnities; the separation of Valvoline’s businesses; significant acquisitions or divestitures; restructuring-related matters; tax reform legislation; debt extinguishment and modification costs; and other matters that are non-operational or unusual in nature, including the following:

•Net pension and other postretirement plan expense/income - includes several elements impacted by changes in plan assets and obligations that are primarily driven by changes in the debt and equity markets, as well as those that are predominantly legacy in nature and related to prior service to the Company from employees (e.g., retirees, former employees and current employees with frozen benefits). These elements include (i) interest cost, (ii) expected return on plan assets, (iii) actuarial gains and losses, and (iv) amortization of prior service costs and credits. Significant factors that can contribute to changes in these elements include changes in discount rates used to remeasure pension and other postretirement obligations on an annual basis or upon a qualifying remeasurement, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions, such as the life expectancy of plan participants. Accordingly, management considers that these elements may be more reflective of changes in current conditions in global financial markets (in particular, interest rates), outside the operational performance of the business, and are also primarily legacy amounts that are not directly related to the underlying business and do not have an immediate, corresponding impact on the compensation and benefits provided to eligible employees for current service. Adjusted profitability measures include the costs of benefits provided to employees for current service, including pension and other postretirement service costs.

•Changes in the last-in, first out (LIFO) inventory reserve - charges or credits recognized in Cost of sales to value certain lubricant inventories at the lower of cost or market using the LIFO method. During inflationary or deflationary pricing environments, the application of LIFO can result in variability of the cost of sales recognized each period as the most recent costs are matched against current sales, while preceding costs are retained in inventories. LIFO adjustments are determined based on published prices, which are difficult to predict and largely dependent on future events. The application of LIFO can impact comparability and enhance the lag period effects between changes in inventory costs and related pricing adjustments.

Management uses free cash flow and discretionary free cash flow as additional non-GAAP metrics of cash flow generation. By including capital expenditures and certain other adjustments, as applicable, management is able to provide an indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Free cash flow includes the impact of capital expenditures, providing a supplemental view of cash generation. Discretionary free cash flow includes maintenance capital expenditures, which are routine uses of cash that are necessary to maintain the Company's operations and provides a supplemental view of cash flow generation to maintain operations before discretionary investments in growth. Free cash flow and discretionary free cash flow have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash flows, such as mandatory debt repayments.

About ValvolineTM

Valvoline Inc. (NYSE: VVV) is a global leader in vehicle care powering the future of mobility through innovative services and products for vehicles with electric, hybrid and internal combustion powertrains. Established in 1866, the Company introduced the world’s first branded motor oil and developed strong brand recognition and customer satisfaction ratings across multiple service and product channels over the years. The Company operates and franchises approximately 1,600 service center locations and is the No. 2 and No. 3 largest chain in the U.S. and Canada, respectively, by number of stores. With sales in more than 140 countries and territories, Valvoline’s solutions are available for every engine and drivetrain, including high-mileage and heavy-duty vehicles, and are offered at more than 80,000 locations worldwide. Creating the next generation of advanced automotive solutions, Valvoline has established itself as the world’s leading supplier of battery fluids to electric vehicle manufacturers, offering tailored products to help extend vehicle range and efficiency. To learn more, or to find a Valvoline service center near you, visit www.valvoline.com.

Forward-Looking Statements

Certain statements in this press release, other than statements of historical fact, including estimates, projections and statements related to Valvoline’s business plans and operating results, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should,” and “intends,” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections, and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://www.sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

TM Trademark, Valvoline or its subsidiaries, registered in various countries
SM Service mark, Valvoline or its subsidiaries, registered in various countries

FOR FURTHER INFORMATION

Investor Inquiries
+1 (859) 357-3155
IR@valvoline.com

Media Inquiries
Michele Gaither Sparks
Sr. Director, Corporate Communications
+1 (859) 230-8097
michele.sparks@valvoline.com

Valvoline Inc. and Consolidated Subsidiaries				Table 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
	2022	2021	2022	2021
Sales	$886	$701	$1,744	$1,354
Cost of sales	636	454	1,250	879
GROSS PROFIT	250	247	494	475
Selling, general and administrative expenses	137	129	272	246
Legacy and separation-related expenses	6	—	9	1
Equity and other income, net	(10)	(13)	(25)	(27)
OPERATING INCOME	117	131	238	255
Net pension and other postretirement plan income	(9)	(14)	(18)	(27)
Net interest and other financing expenses	18	55	35	75
INCOME BEFORE INCOME TAXES	108	90	221	207
Income tax expense	27	22	53	52
NET INCOME	$81	$68	$168	$155

NET EARNINGS PER SHARE
BASIC	$0.45	$0.37	$0.93	$0.84
DILUTED	$0.45	$0.37	$0.93	$0.84

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	180	182	180	184
DILUTED	181	183	181	184

Valvoline Inc. and Consolidated Subsidiaries		Table 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

	March 31	September 30
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$118	$230
Receivables, net	563	496
Inventories, net	276	258
Prepaid expenses and other current assets	59	53
Total current assets	1,016	1,037

Noncurrent assets
Property, plant and equipment, net	843	817
Operating lease assets	313	307
Goodwill and intangibles, net	788	775
Equity method investments	53	47
Deferred income taxes	13	14
Other noncurrent assets	222	194
Total noncurrent assets	2,232	2,154

Total assets	$3,248	$3,191

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$47	$17
Trade and other payables	238	246
Accrued expenses and other liabilities	300	306
Total current liabilities	585	569

Noncurrent liabilities
Long-term debt	1,648	1,677
Employee benefit obligations	237	258
Operating lease liabilities	280	274
Deferred income taxes	42	26
Other noncurrent liabilities	256	252
Total noncurrent liabilities	2,463	2,487

Stockholders' equity	200	135

Total liabilities and stockholders’ equity	$3,248	$3,191

Valvoline Inc. and Consolidated Subsidiaries		Table 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions - preliminary and unaudited)

	Six months ended
	March 31
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$168	$155
Adjustments to reconcile net income to cash flows from operating activities
Loss on extinguishment of debt	—	36
Depreciation and amortization	50	44
Deferred income taxes	15	—
Pension contributions	(1)	(4)
Stock-based compensation expense	7	6
Other, net	(3)	2
Change in operating assets and liabilities	(140)	(49)
Total cash provided by operating activities	96	190

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(67)	(74)
Repayments of notes receivable	5	12
Acquisitions of businesses	(23)	(223)
Other investing activities, net	1	9
Total cash used in investing activities	(84)	(276)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	185	546
Repayments on borrowings	(186)	(800)
Premium paid to extinguish debt	—	(26)
Repurchases of common stock	(66)	(100)
Cash dividends paid	(45)	(46)
Other financing activities	(12)	(5)
Total cash used in financing activities	(124)	(431)
Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	1	4
DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(111)	(513)
Cash, cash equivalents and restricted cash - beginning of period	231	761
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - END OF PERIOD	$120	$248

Valvoline Inc. and Consolidated Subsidiaries				Table 4
INFORMATION BY OPERATING SEGMENT - RETAIL SERVICES
(In millions - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
	2022	2021	2022	2021
Sales information
Retail Services segment sales	$350	$285	$696	$539
Year-over-year growth	23%	34%	29%	25%

System-wide store sales (a)	$557	$468	$1,108	$889
Year-over-year growth (a)	19%	29%	25%	20%

Same-store sales growth (b)
Company-operated	10.0%	19.8%	15.7%	12.8%
Franchised (a)	15.5%	20.4%	20.9%	13.1%
System-wide (a)	13.1%	20.2%	18.6%	13.0%

Profitability information
Operating income (c)	$77	$80	$158	$136
Key items	—	—	—	—
Adjusted operating income (c)	77	80	158	136
Depreciation and amortization	18	15	35	29
Adjusted EBITDA (c)	$95	$95	$193	$165
Adjusted EBITDA margin (d)	27.1%	33.3%	27.7%	30.6%

Discretionary cash flow information
Adjusted operating income (c)	$77	$80	$158	$136
Income tax expense (e)	(19)	(20)	(37)	(35)
Maintenance additions to property, plant and equipment	(5)	(4)	(9)	(7)
Discretionary free cash flow (f)	$53	$56	$112	$94

(a)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.
(b)	Valvoline determines SSS growth as sales by U.S. Retail Services stores, with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation.
(c)
Segment adjusted operating income is segment operating income adjusted for key items impacting comparability. Segment adjusted operating income is further adjusted for depreciation and amortization to determine segment adjusted EBITDA. Valvoline does not generally allocate activity below operating income to its operating segments; therefore, the table above reconciles operating income to Adjusted EBITDA.

(d)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by segment sales.
(e)	Income tax expense is estimated using the adjusted effective tax rate for the period multiplied by operating segment adjusted operating income.
(f)	Segment discretionary free cash flow is defined as operating segment adjusted operating income after-tax, less maintenance capital expenditures.

Valvoline Inc. and Consolidated Subsidiaries				Table 5
INFORMATION BY OPERATING SEGMENT - GLOBAL PRODUCTS
(In millions - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
	2022	2021	2022	2021
Volume information
Lubricant sales (gallons)	43.3	39.9	86.4	77.9
Year-over-year growth	9%	15%	11%	10%

Sales information
Sales by geographic region
North America (a)	$330	$242	$634	$477
Europe, Middle East and Africa ("EMEA")	67	54	134	105
Asia Pacific	98	88	202	171
Latin America (a)	41	32	78	62
Global Products segment sales	$536	$416	$1,048	$815
Year-over-year growth	29%	14%	29%	8%

Profitability information
Operating income (b)	$74	$73	$144	$161
Key items	—	—	—	—
Adjusted operating income (b)	74	73	144	161
Depreciation and amortization	7	7	14	13
Adjusted EBITDA (b)	$81	$80	$158	$174
Adjusted EBITDA margin (c)	15.1%	19.2%	15.1%	21.3%

Discretionary cash flow information
Adjusted operating income (b)	$74	$73	$144	$161
Income tax expense (d)	(18)	(18)	(34)	(41)
Maintenance additions to property, plant and equipment	(4)	(3)	(6)	(5)
Discretionary free cash flow (e)	$52	$52	$104	$115

(a)	Valvoline includes the United States and Canada in its North America region. Mexico is included within the Latin America region.
(b)
Segment adjusted operating income is segment operating income adjusted for key items impacting comparability. Segment adjusted operating income is further adjusted for depreciation and amortization to determine segment adjusted EBITDA. Valvoline does not generally allocate activity below operating income to its operating segments; therefore, the table above reconciles operating income to Adjusted EBITDA.

(c)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by segment sales.
(d)	Income tax expense is estimated using the adjusted effective tax rate for the period multiplied by operating segment adjusted operating income.
(e)	Segment discretionary free cash flow is defined as operating segment adjusted operating income after-tax, less maintenance capital expenditures.

Valvoline Inc. and Consolidated Subsidiaries					Table 6
RETAIL SERVICES STORE INFORMATION
(Preliminary and unaudited)

	System-wide stores (a)
	Second Quarter 2022	First Quarter 2022	Fourth Quarter 2021	Third Quarter 2021	Second Quarter 2021

Beginning of period	1,635	1,594	1,569	1,548	1,533
Opened	19	32	21	17	13
Acquired	9	12	7	5	3
Closed	(2)	(3)	(3)	(1)	(1)
End of period	1,661	1,635	1,594	1,569	1,548

	Number of stores at end of period
	Second Quarter 2022	First Quarter 2022	Fourth Quarter 2021	Third Quarter 2021	Second Quarter 2021

Company-operated	757	738	719	698	673
Franchised	904	897	875	871	875

				March 31
				2022	2021
System-wide store count (a)				1,661	1,548
Year-over-year growth				7%	9%

(a)	System-wide store count includes franchised service center stores. Valvoline franchises are independent legal entities, and Valvoline does not consolidate the results of operations of its franchisees.

Valvoline Inc. and Consolidated Subsidiaries				Table 7
RECONCILIATION OF NON-GAAP DATA - NET INCOME AND DILUTED EARNINGS PER SHARE
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
	2022	2021	2022	2021

Reported net income	$81	$68	$168	$155
Adjustments:
Net pension and other postretirement plan income	(9)	(14)	(18)	(27)
Legacy and separation-related expenses	6	—	9	1
LIFO charge	3	5	9	9
Business interruption losses (recoveries)	5	(2)	5	(3)
Information technology transition costs	2	—	3	—
Debt extinguishment and modification costs	—	36	—	36
Total adjustments, pre-tax	7	25	8	16
Income tax benefit of adjustments	(1)	(6)	(1)	(4)
Total adjustments, after tax	6	19	7	12
Adjusted net income (a)	$87	$87	$175	$167

Reported diluted earnings per share	$0.45	$0.37	$0.93	$0.84
Adjusted diluted earnings per share (b)	$0.48	$0.48	$0.96	$0.91

Weighted average diluted common shares outstanding	181	183	181	184

(a)	Adjusted net income is defined as net income adjusted for key items. Refer to "Use of Non-GAAP Measures" in this press release for management's definition of key items.
(b)	Adjusted diluted earnings per share is defined as earnings per diluted share calculated using adjusted net income.

Valvoline Inc. and Consolidated Subsidiaries				Table 8
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
	2022	2021	2022	2021
Adjusted EBITDA - Valvoline
Net income	$81	$68	$168	$155
Add:
Income tax expense	27	22	53	52
Net interest and other financing expenses	18	55	35	75
Depreciation and amortization	25	23	50	44
EBITDA (a)	151	168	306	326
Key items:
Net pension and other postretirement plan income	(9)	(14)	(18)	(27)
Legacy and separation-related expenses	6	—	9	1
LIFO charge	3	5	9	9
Business interruption losses (recoveries)	5	(2)	5	(3)
Information technology transition costs	2	—	3	—
Key items - subtotal	7	(11)	8	(20)
Adjusted EBITDA (a)	$158	$157	$314	$306

Segment Adjusted EBITDA
Retail Services	$95	$95	$193	$165
Global Products	81	80	158	174
Segment Adjusted EBITDA (b)	176	175	351	339
Corporate	(18)	(18)	(37)	(33)
Total Adjusted EBITDA (a)	158	157	314	306
Net interest and other financing expenses	(18)	(55)	(35)	(75)
Depreciation and amortization	(25)	(23)	(50)	(44)
Key items	(7)	11	(8)	20
Income before income taxes	$108	$90	$221	$207

(a)
EBITDA is defined as net income, plus income tax expense, net interest and other financing expenses, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for key items, as described in "Use of Non-GAAP Measures" within this press release.

(b)	Segment adjusted EBITDA represents the operations of the Company's two operating segments, including expenses associated with each segment's utilization of indirect resources. The costs of corporate functions, in addition to certain corporate and non-operational matters, or key items, are not included in segment adjusted EBITDA. The table above reconciles segment adjusted EBITDA to consolidated pre-tax income.

Valvoline Inc. and Consolidated Subsidiaries		Table 9
RECONCILIATION OF NON-GAAP DATA - FREE CASH FLOWS
(In millions - preliminary and unaudited)

Free cash flow (a)	Six months ended
	March 31
	2022	2021
Total cash flows provided by operating activities	$96	$190
Adjustments:
Additions to property, plant and equipment	(67)	(74)
Free cash flow	$29	$116

Discretionary free cash flow (b)	Six months ended
	March 31
	2022	2021
Total cash flows provided by operating activities	$96	$190
Adjustments:
Maintenance additions to property, plant and equipment	(16)	(15)
Discretionary free cash flow	$80	$175

(a)	Free cash flow is defined as cash flows from operating activities less capital expenditures and certain other adjustments as applicable.
(b)	Discretionary free cash flow is defined as cash flows from operating activities less maintenance capital expenditures and certain other adjustments as applicable.